UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):              August 30, 2013

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2013, Coach, Inc. (“Coach” or the “Company”) closed (the “Closing”) on the sale of the equity interests of Reed Krakoff LLC and certain assets, including the Reed Krakoff brand name and related intellectual property rights, to Reed Krakoff International LLC (“Buyer”) pursuant to the Asset Purchase and Sale Agreement dated July 29, 2013 (the “Purchase Agreement”) with Buyer and Reed Krakoff (“Krakoff”).  The transaction was completed in accordance with the material terms of the Purchase Agreement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2013, except as specifically described below.  As Buyer obtained independent equity financing upon the Closing, Coach did not enter into a credit agreement or provide a line of credit to Buyer. Buyer ultimately issued to Coach units of Buyer’s convertible preferred membership interests (the “Convertible Preferred Units”) representing 8.0% of Buyer’s issued and outstanding Convertible Preferred Units and initial equity value immediately following such issuance.

Concurrent with the Closing under the Purchase Agreement, the parties executed certain ancillary agreements, a transition services agreement between Coach and Buyer and a letter agreement pursuant to which Coach and Krakoff agreed to terminate that certain Branding Agreement, dated August 5, 2010, which granted Coach the right to develop and market lines of products under the name, likeness, image and/or reputation of Krakoff.

The foregoing descriptions of the Purchase Agreement and related transactions are qualified in their entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to Coach’s quarterly report on Form 10-Q for the fiscal quarter ending September 28, 2013.  Interested parties should read this document in its entirety.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by Item 1.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2013, in accordance with the resignation letter agreement between Coach and Krakoff dated July 29, 2013 (the “Resignation Letter”), Krakoff resigned from the Company upon the Closing.

The foregoing description is qualified in its entirety by reference to the full text of the Resignation Letter which will be filed as an exhibit to Coach’s quarterly report on Form 10-Q for the fiscal quarter ending September 28, 2013.  Interested parties should read this document in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 6, 2013

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, Corporate Affairs,
General Counsel & Secretary